EXHIBIT 5.01
June __, 2007
ShoreTel, Inc.
960 Stewart Drive
Sunnyvale, CA 94085
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-140630) (the “Registration Statement”) filed by ShoreTel, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 12, 2007, as amended through the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 9,085,000 shares of the Company’s Common Stock (the “Stock”) (which number of shares includes the 1,185,000 shares subject to the underwriter’s over-allotment option).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.
(1)	the Company’s Second Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June ___, 2007, and the Third Restated Certificate of Incorporation that the Company intends to file in connection with the consummation of the sale of the Stock.

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on June ___, 2007, and the Second Amended and Restated Bylaws that the Company intends to adopt in connection with the consummation of the sale of the Stock.

(3)	the Registration Statement, together with the Exhibits filed as a part thereof.

(4)	the preliminary prospectus, dated June ___, 2007, prepared in connection with the Registration Statement (the “Prospectus”).

(5)	the minutes of meetings and actions by written consent of the incorporators, stockholders and Board of Directors that are contained in the Company’s minute books and the minute books of its predecessor, ShoreTel, Inc. a California corporation (“ShoreTel California”), that are in our possession.

(6)	the stock records for both the Company and ShoreTel California that the Company has provided to us (consisting of a list of stockholders, including a list of option and warrant holders respecting your capital stock and any rights to

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purchase shares of capital stock that was prepared by you and dated as of June ___, 2007 verifying the number of such issued and outstanding securities and a certificate from the Company of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof) as of the date hereof and a list of option and warrant holders respecting the Company’s capital stock and of any rights to purchase capital stock that was prepared by the Company and dated June ___, 2007 verifying the number of such issued and outstanding securities).

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

(8)	the Agreement and Plan of Merger, dated June ___, 2007, between the Company and ShoreTel California, filed with the California Secretary of State on June ___, 2007.

(9)	the form of Certificate of Merger filed with the Delaware Secretary of State on June ___, 2007, certified by the Delaware Secretary of State on June ___, 2007.

(10)	the Registration Statement on Form 8-A filed with the Commission on May 25, 2007 to register the Company’s securities under the Securities Exchange Act of 1934, as amended.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     Based upon the foregoing, it is our opinion that the up to 9,085,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance

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with the resolutions adopted by the Company’s Board of Directors and to be adopted by the Pricing Committee of the Company’s Board of Directors, will be validly issued, fully paid and nonassessable.
[Concluding paragraph follows on the next page]

June ___, 2007

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP
By:
Jeffery R. Vetter, a Partner